Exhibit 10.3

REPOWERING SERVICES

RIGHT OF FIRST REFUSAL AGREEMENT

THIS AGREEMENT is made as of the      day of                      2014, by and among TerraForm Power, Inc., a Delaware corporation (“Terra”), TerraForm Power, LLC, a Delaware limited liability company (“Terra LLC”), TerraForm Power Operating LLC, a Delaware limited liability company (“Terra Operating”), and SunEdison, Inc., a Delaware corporation (the “Manager”). This Agreement shall become effective immediately prior to the consummation of the initial public offering of Terra’s Class A Common Stock on the date first above written.

RECITALS:

A. Terra, Terra LLC and Terra Operating directly and indirectly, as applicable, hold interests in the Service Recipients (as defined below).

B. Terra, Terra LLC and Terra Operating wish to sell and grant the Manager a right of first refusal to provide certain services described in this Agreement to the Service Recipients from time to time, subject to the terms and conditions of this Agreement, and the Manager wishes to purchase and accept such right of first refusal to provide services to the Service Recipients.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Agreement, except where the context otherwise requires, the following terms will have the following meanings:

1.1.1 “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person.

1.1.2 “Agreement” means this Repowering Services Right of First Refusal Agreement, and “herein,” “hereof,” “hereby,” “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article or section thereof.

1.1.3 “Business Day” means every day except a Saturday or Sunday, or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

1.1.4 “Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the managing member of B) or by virtue of beneficial ownership of or control over a majority of the voting or economic interests in B; and, for certainty and without limitation, if A owns or has control over shares to which are attached more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose, and the term “Controlled” has the corresponding meaning.

1.1.5 “Fair Market Value” means the aggregate amount of fees that would be paid by a willing and able owner, operator or manager of a solar energy project similar to the relevant Solar Energy Project and a willing and qualified provider of the relevant Services, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts.

1.1.6 “Feed-in Tariff” means a performance-based incentive supporting renewable energy generation guaranteeing payments to a Service Recipient for total kWh produced, access to the grid and a long-term contract, and/or similar additional terms.

1.1.7 “Governmental Authority” means any (i) international, national, multinational, federal, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or instrumentality, domestic or foreign, including ISO/RTOs, (ii) self-regulatory organization or stock exchange, (iii) subdivision, agent, commission, board, or authority of any of the foregoing, or (iv) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

1.1.8 “IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

1.1.9 “Independent Committee” has the meaning set forth in the Management Services Agreement.

1.1.10 “Laws” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, principles of common law and equity, rules, regulations and municipal bylaws whether domestic, foreign or international, (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Authority, and (iii) policies, practices and guidelines of any Governmental Authority which, although not actually having the force of law, are considered by such Governmental Authority as requiring compliance as if having the force of law, and the term “applicable,” with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

1.1.11 “Manager Group” means the Manager and its Affiliates (other than any member of the Terra Group) and any other Service Providers.

1.1.12 “Manager” has the meaning assigned thereto in the preamble.

1.1.13 “Management Services Agreement” means the Management Services Agreement by and among the parties hereto dated on or about the date hereof.

1.1.14 “O&M Agreement” means each Operations and Maintenance Agreement, or similar contract, entered into between a Service Recipient, on one hand, and a service provider, on the other other hand, for comprehensive preventive and corrective maintenance services, among other things, relating to a Solar Energy Project.

1.1.15 “Permit” means any consent, license, approval, registration, permit or other authorization granted by any Governmental Authority.

1.1.16 “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or Governmental Agency, authority or entity however designated or constituted and pronouns have a similarly extended meaning.

1.1.17 “Power Purchase Agreement” or “PPA” means each contract entered into between a Service Recipient, as seller, and a third-party purchaser for the generation, purchase and sale of electricity and/or renewable energy credits (RECs), and certain other commercial terms related thereto.

1.1.18 “Service Providers” means the Manager, or any member of the Manager Group that the Manager has arranged to provide the Services to any Service Recipient.

1.1.19 “Service Recipient” means Terra, Terra LLC, Terra Operating, as well as any other direct and indirect Subsidiary of Terra, Terra LLC, Terra Operating, as applicable, acquired or formed after the date hereof for the purpose of owning a Project and that receives Services from a Service Provider pursuant to this Agreement.

1.1.20 “Services” means, with respect to a Solar Energy Project, (i) re-powering the applicable Solar Energy Project, including without limitation services provided to analyze, design and replace or improve the Project through the modification of the Solar Energy System or the installation of new solar components, but excluding any maintenance; and (ii) providing such other services as may from time to time be reasonably requested by the Service Recipients relating to the foregoing.

1.1.21 “Solar Energy Project” or “Project” means a solar power generation project owned by any of the Service Recipients.

1.1.22 “Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person.

1.1.23 “Terra” has the meaning assigned thereto in the preamble.

1.1.24 “Terra Group” means Terra, Terra LLC, Terra Operating and their direct and indirect Subsidiaries.

1.1.25 “Terra LLC” has the meaning assigned thereto in the preamble.

1.1.26 “Terra Operating” has the meaning assigned thereto in the preamble.

1.2 Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3 Interpretation

In this Agreement, unless the context otherwise requires:

1.3.1 words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

1.3.2 the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.3.3 references to any Person include such Person’s successors and permitted assigns;

1.3.4 any reference to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all amendments made to such statute, regulation, policy, rule or instrument and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.3.5 any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;

1.3.6 in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and

1.3.7 except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency.

ARTICLE 2

RIGHT OF FIRST REFUSAL

2.1 Purchase of Right of First Refusal; Purchase Price

2.1.1 Terra, Terra LLC and Terra Operating each hereby sell to Manager and Manager hereby purchases from Terra, Terra LLC and Terra Operating, an exclusive right of first refusal to provide (or arrange for another Service Provider to provide) any or all of the Services to the Service Recipients from time to time during the term of this Agreement.

2.1.2 Concurrently with the execution and delivery of this Agreement, Manager shall pay each of Terra, Terra LLC and Terra Operating one hundred dollars ($100) as full consideration for the sale and grant of such right of first refusal to Manager.

2.2 Terms of Right of First Refusal

2.2.1 During the term of this Agreement, and subject to the terms and conditions specified below, Manager has a right of first refusal each time a Service Recipient (the “Offering Service Recipient”) proposes to engage any Person to perform any Services in respect of a Project. Each time the Offering Service Recipient proposes to engage any Person to perform any Service, the Offering Service Recipient shall first offer Manager the right to perform (or arrange for another Service Provider to perform) such Service in accordance with this Section 2.2.

2.2.2 The Offering Service Recipient shall give written notice (the “Offering Service Recipient Notice”) to the Manager stating its bona fide intention to engage a Person to provide one or more Services and specifying the material terms and conditions, including a Fair Market Value fee to be paid to Manager (or other Service Provider, as applicable), upon which the Services would be provided. Upon request of the Manager, the relevant Offering Service Recipient shall provide a breakdown of the Fair Market Value fee for relevant parts of the Services and the supply of relevant components as would be standard in the relevant market.

2.2.3 The Offering Service Recipient Notice will constitute the Offering Service Recipient’s offer to Manager to provide (or arrange for another Service Provider to provide) the Services on the terms therein specified and shall be irrevocable for a period of fifteen (15) Business Days (the “ROFR Notice Period”).

2.2.4 Upon receipt of the Offering Service Recipient Notice, Manager shall have until the end of the ROFR Notice Period to agree to provide (or arrange for another Service Provider to provide) the Services or any separately broken out parts of the Services or supply of relevant components thereof as described in the Offering Service Recipient Notice by delivering a written notice (a “ROFR Notice”) to the Offering Service Recipient stating that it agrees to provide (or arrange for another Service Provider to provide) such Services or part thereof on the terms specified in the Offering Service Recipient Notice. Any ROFR Offer Notice so delivered shall be binding on Manager and irrevocable upon delivery. If Manager delivers a ROFR Offer Notice to the Offering Service Recipient in accordance with this Section 2.2.4, Manager and such Offering Service Recipient shall thereafter negotiate in good faith and use their commercially reasonable efforts to enter into all necessary agreements and other arrangements as soon as practicable thereafter. Notwithstanding the foregoing, if Manager delivers a ROFR Notice in accordance with this Section 2.2.4, except that it in good faith states therein that the proposed fee for such Services is not in its opinion consistent with Fair Market Value (a “Limited ROFR Notice”), then the ROFR Notice Period shall be extended by another fifteen (15) Business Days from the delivery of the Limited ROFR Notice, and the parties shall work in good faith during such extended ROFR Notice Period to mutually agree on a Fair Market Value of the fee to be paid by Manager for the provision of such Services. If the parties are unable to agree on the Fair Market Value within the extended ROFR Notice Period, then Manager shall be deemed not to have provided a ROFR Notice and the provisions of the following Section 2.2.5 shall apply.

2.2.5 If Manager fails to deliver a ROFR Offer Notice in accordance with Section 2.2.4, it shall be deemed to have waived all of its rights to provide (or arrange for another Service Provider to provide) the specific Services with respect such Offering Service Recipient Notice, and the Offering Service Recipient may, during the ninety (90) day period following the expiration of the ROFR Notice Period engage another Person to perform such Services on terms and conditions no more favorable to such Person than those specified in the Offering Service Recipient Notice. If the Offering Service Recipient does not engage a third party to perform the Services within such period or, if the Services are not commenced within six (6) months from the expiration of the ROFR Notice Period, Manager’s right of first refusal provided hereunder shall be deemed to be revived and the provision of such Services shall not be offered to any third party unless first re-offered to Manager in accordance with this Section 2.2.

2.2.6 Terra, Terra LLC and Terra Operating each hereby expressly agree to cause each other Service Recipient to comply with the terms of this Agreement, including, without limitation, this Section 2.2.

ARTICLE 3

RELATIONSHIP BETWEEN THE MANAGER AND THE SERVICE RECIPIENTS

3.1 Other Activities

No member of the Manager Group (and no Affiliate, director, officer, member, partner, shareholder or employee of any member of the Manager Group) shall be prohibited from engaging in other business activities or sponsoring, or providing services to, third parties that compete directly or indirectly with the Service Recipients, whether or not the Manager has exercised its right of first refusal hereunder. Nothing in this Agreement will prohibit the Manager from acquiring or operating power generation infrastructure assets that are contracted.

3.2 Independent Contractor, No Partnership or Joint Venture

The parties acknowledge that to the extent the Manager provides Services pursuant to this Agreement the Manager provides or arranges for the provision of the Services hereunder as an independent contractor and that the Service Recipients, on one hand, and the Manager, on the other hand, are not partners or joint venturers with each other, and nothing herein will be construed so as to make them partners or joint venturers or impose any liability as such on any of them as a result of this Agreement; provided however that nothing herein will be construed so as to prohibit the Service Recipients and the Manager from embarking upon an investment together as partners, joint venturers or in any other manner whatsoever.

ARTICLE 4

COOPERATION

4.1 Access to Information by Manager Group; Additional Actions

Each of Terra, Terra LLC and Terra Operating shall, and shall cause the other Service Recipients to:

4.1.1 grant, or cause to be granted, to the Manager Group full access to all documentation and information reasonably necessary to enable Manager to provide the Services;

4.1.2 provide, or cause to be provided, all documentation and information as may be reasonably requested by any member of the Manager Group, and promptly notify the appropriate member of the Manager Group of any material facts or information of which the Service Recipients are aware, including any known, pending or threatened suits, actions, claims, proceedings or orders by or against any member of the Terra Group before any Governmental Authority, that may affect Manager’s provision of Services; and

4.1.3 take all actions as may be reasonably necessary to effectuate the transactions and agreements described herein.

4.2 Access to Information by Service Recipients; Additional Actions

The Manager shall, and shall cause the other members of the Manager Group to:

4.2.1 grant, or cause to be granted, to the Terra Group full access to all documentation and information reasonably necessary in order for the Terra Group to conduct their business;

4.2.2 provide, or cause to be provided, all documentation and information as may be reasonably requested by any member of the Terra Group, and promptly notify the appropriate Service Recipient of any material facts or information of which the Manager Group is aware, including any known, pending or threatened suits, actions, claims, proceedings or orders by or against any member of the Manager Group before any Governmental Authority, that may affect the the Terra Group in connection with Manager’s provision of Services; and

4.2.3 take all actions as may be reasonably necessary to effectuate the transactions and agreements described herein.

4.3 Additional Information

The parties acknowledge and agree that conducting the activities and providing the Services contemplated herein may have the incidental effect of providing additional information which may be utilized with respect to, or may augment the value of, business interests and related assets in which any of the Service Providers or any of its Affiliates has an interest and that, subject to compliance with this Agreement, none of the Service Providers or any of their respective Affiliates will be liable to account to the Service Recipients with respect to such activities or results; provided, however, that the relevant Service Provider will not (and will cause its Affiliates not to), in making any use of such additional information, do so in any manner that the relevant Service Provider or its Affiliates knows, or ought reasonably to know, would cause or result in a breach of any confidentiality provision of agreements to which any Service Recipient is (or may become) a party or is (or may become) bound.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

OF THE MANAGER AND THE SERVICE RECIPIENTS

5.1 Representations and Warranties of the Manager

The Manager hereby represents and warrants to the Service Recipients that:

5.1.1 it is validly organized and existing under the laws of the State of Delaware;

5.1.2 it, or any another Service Provider, as applicable, holds, or will timely hold, such Permits as are necessary to perform its obligations hereunder and is not aware of, or shall inform the Service Recipients promptly upon knowledge of, any reason why such Permits might be cancelled;

5.1.3 it has the power, capacity and authority to enter into this Agreement and to perform its obligations hereunder;

5.1.4 it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

5.1.5 the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its Governing Instruments, or under any mortgage, lease, agreement or other legally binding instrument, Permit or applicable Law to which it is a party or by which it or any of its properties or assets may be bound, except for any such contravention, breach or default which would not have a material adverse effect on the business, assets, financial condition or results of operations of the Manager;

5.1.6 no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

5.1.7 this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

5.2 Representations and Warranties of the Service Recipients

Terra, Terra LLC and Terra Operating, each hereby represents and warrants, on its behalf and on behalf of each of the other Service Recipients, to the Manager that:

5.2.1 it (and, if applicable, its managing member) is validly organized and existing under the Laws governing its formation and organization;

5.2.2 it, or the relevant Service Recipient, holds such Permits necessary to own and operate the projects and entities that it directly or indirectly owns or operates from time to time and is not aware of any reason why such Permits might be cancelled;

5.2.3 it (or, as applicable, its managing member on its behalf) has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

5.2.4 it (or, as applicable, its managing member) has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

5.2.5 the execution and delivery of this Agreement by it (or, as applicable, its managing member on its behalf) and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its Governing Instruments (or, if applicable, the Governing Instruments of its managing member), or under any mortgage, lease, agreement or other legally binding instrument, Permit or applicable Law to which it is a party or by which any of its properties or assets may be bound, except for any such contravention, breach or default which would not have a material adverse effect on the business, assets, financial condition or results of operations of the Service Recipients as a whole;

5.2.6 no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it (or, as applicable, its managing member on its behalf) of this Agreement; and

5.2.7 this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

ARTICLE 6

TERM AND TERMINATION

6.1 Term and Termination

Unless earlier terminated by the mutual written consent of each of the parties hereto (with Terra acting through its Independent Committee), the term of this Agreement (the “Term”) shall commence on the date hereof and shall continue in effect through the date of expiration or termination of the Non-Competition Period, as defined in the Management Services Agreement, at which time this Agreement shall terminate and the Parties shall have no further rights or obligations under this Agreement, except those that expressly survive the termination of this Agreement.

ARTICLE 7

GENERAL PROVISIONS

7.1 Amendment, Waiver

The parties may amend this Agreement only by a written agreement signed by the parties and that identifies itself as an amendment to this Agreement, provided that, except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless the prior approval of the Board of Directors of Terra (acting through the Independent Committee) is obtained and the amendment or waiver is executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

7.2 Assignment

7.2.1 This Agreement shall not be assigned by the Manager without the prior written consent of Terra (acting through the Independent Committee, as long as Manager Controls Terra), except in the case of assignment to a Person that is the Manager’s successor by merger, consolidation or purchase of assets, in which case the successor shall be bound under this Agreement and by the terms of the assignment in the same manner as the Manager is bound under this Agreement. In addition, provided that the Manager provides prior written notice to the Service Recipients for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer or assignment of the Manager’ rights under this Agreement, including any amounts payable to the Manager under this Agreement, to a bona fide lender as security.

7.2.2 This Agreement shall not be assigned by any of the Service Recipients without the prior written consent of the Manager, except in the case of assignment by any such Service Recipient to a Person that is its successor by merger, consolidation or purchase of assets, in which case the successor shall be bound under this Agreement and by the terms of the assignment in the same manner as such Service Recipient is bound under this Agreement.

7.2.3 Any purported assignment of this Agreement in violation of this Article 7 shall be null and void.

7.3 Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

7.4 Entire Agreement

This Agreement and any agreements later entered into as a result of Manager exercising its right of first refusal constitute the entire agreement between the parties pertaining to the Services. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

7.5 Mutual Waiver of Jury Trial

AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

7.6 Consent to Jurisdiction and Service of Process

EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.7 No Consequential Damages

Notwithstanding anything to the contrary contained in this Agreement or provided for under any applicable law, no party hereto shall be liable to any other Person, either in contract or in tort, for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of future revenue, or income or profits, or any diminution of value or multiples of earnings damages relating to the breach or alleged breach hereof, whether or not the possibility of such damages has been disclosed to the other party in advance or could have been reasonably foreseen by such other party.

7.8 Governing Law

The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

7.9 Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.10 Notices

Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day,

(iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the addresses specified below, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. Notices and other communications will be addressed as follows:

If to the Service Recipients:

TerraForm Power, Inc.

12500 Baltimore Avenue

Beltsville, Maryland 20705

Attention: General Counsel

Facsimile No.:

If to the Manager:

SunEdison, Inc.

501 Pearl Drive

St. Peters, MO 63376

Attention: General Counsel

Facsimile No.:

7.11 Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

7.12 Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument. PDF or other electronic transmissions of this Agreement shall constitute an original counterpart.

7.13 Specific Performance

The parties agree that if a party materially breaches any provision of this Agreement or materially fails to perform any provision in accordance with its specific terms, irreparable damage could occur, no adequate remedy at Law may exist and damages would be difficult to determine, and that each party shall be entitled to seek an injunction and/or specific performance of the terms of this Agreement, in addition to any other contractual remedy, at law, in equity, or otherwise, to which it may be entitled.

(Signature pages follow)

SUNEDISON, INC., as Manager

By:
Name:
Title:

I-1